UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 23, 2006



                              Analog Devices, Inc.
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             (Exact name of registrant as specified in its charter)



     Massachusetts                   1-7819                      04-2348234
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 (State or other juris-           (Commission                  (IRS Employer
diction of incorporation          File Number)               Identification No.)


      One Technology Way, Norwood, MA                         02062
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  (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code: (781) 329-4700


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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 24, 2006, the Compensation Committee of the Board of Directors of Analog Devices Inc. (the "Company") approved the terms of an Executive Performance Bonus Plan for fiscal year 2006 (the "Executive Bonus Plan"). All Named Executive Officers and other senior management approved by the Compensation Committee will participate in the Executive Bonus Plan. The payments under the Executive Bonus Plan are calculated based on the following factors:

     1. Eligible Earnings - base pay during the bonus period.

     2. Operating Profit Before Tax as a Percentage of Revenue for the Bonus Period - this can be adjusted by the Compensation Committee in its sole discretion based on special items including but not limited to: stock option expense; asset write-downs; litigation; claim judgments; settlements; changes in accounting principles or other such laws or provisions affecting reported results; and any extraordinary non-recurring items. The Bonus Payout Factor ranges from zero to three.

     3. Individual's Bonus Target Percentage of Salary - this is a percentage of an individual's Eligible Earnings. The Individual's Bonus Target Percentage of Salary for our executive officers is determined individually for each executive officer by the Compensation Committee. They currently range from 25% to 120%.

The bonus calculated by multiplying items one through three above is then subject to the following potential adjustments numbered four through six:

     4. Evaluation of Individual's Performance - this can reduce, but not increase, the bonus calculated through item number three above by as much as 50% based on an evaluation of the executive's individual performance. This evaluation will be performed by the CEO for all of our executive officers, except for the CEO's evaluation, which will be performed by the Compensation Committee.

     5. Performance of the Company Relative to Competitors - this can increase the bonus calculated through item number four by 25% based on the Company's sales growth during the bonus period relative to the sales growth of a group of peer companies selected by the Compensation Committee.

     6. Analog's EPS Relative to the Plan for the Year - this can increase the bonus calculated through item number four by 25% if Analog's annual fiscal year 2006 diluted EPS is equal to or exceeds the plan established at the beginning of the year. For purposes of the Executive Bonus Plan, the Compensation Committee can, at its sole discretion, adjust diluted EPS to exclude certain items including but not limited to: stock option expense; asset write-downs; litigation; claim judgments; settlements; changes in accounting principles or other such laws or provisions affecting reported results; and any extraordinary non-recurring items.

Distributions, if any, under the Executive Bonus Plan will be calculated at the end of each fiscal quarter and paid out in approximately June 2006 and December 2006 based on local payroll cycles. Item numbers four, five and six are only assessed and/or calculated annually at the end of the fiscal year. Therefore, the bonus paid in June 2006 will be calculated by multiplying the first three items. Any adjustment for numbers four, five and six will be assessed and calculated after the fiscal year end and applied to the December bonus payment.

Item 1.02. Termination of a Material Definitive Agreement

The information set forth in Item 3.03 is incorporated herein by reference.



Item 3.03. Material Modifications to Rights of Security Holders

On January 23, 2006, in accordance with the provisions of Section 23 of the Rights Agreement dated as of March 18, 1998, as amended, between the Company and BankBoston N.A. (or its successor) as Rights Agent (as amended, the "Rights Agreement"), the Board of Directors of the Company ordered the redemption by the Company of all of the Rights (as defined in the Rights Agreement) outstanding under the Rights Agreement at a redemption price of $0.0005 per Right (as adjusted to reflect the two-for-one split of the Company's common stock on March 15, 2000) (as adjusted, the "Redemption Price") payable on March 15, 2006 to the holders of record of the Company's common stock as of February 24, 2006. All rights to exercise Rights terminated on January 23, 2006 and the only right thereafter of the holders of Rights is to receive the Redemption Price.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: January 25, 2006                     ANALOG DEVICES, INC.


                                           By:  /s/ Joseph E. McDonough
                                                --------------------------------
                                                Joseph E. McDonough
                                                Vice President-Finance and Chief
                                                Financial Officer
                                                (Principal Financial and
                                                Accounting Officer)